EXHIBIT G(5)

APPENDIX "B"
TO
CUSTODIAN AGREEMENT
BETWEEN

 and Each of the Investment Companies,
on Behalf of Each of Their Respective Portfolios,
Listed on this Appendix "A" to the Custodian Agreement

AND

Bankers Trust Company

Dated as of December 17, 1998

 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of November 5, 1997 (the "Custodian Agreement"):

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A.               Additional Custodians:

                 Custodian                        Purpose

                 Bank of New York                 FICASH

                                                  FITERM

B.               Special Subcustodians:

                 Subcustodian                     Purpose

C.               Foreign Subcustodians:

Country          Subcustodian                     Depository

Argentina        Citibank, N.A., Buenos Aires     Caja de Valores, S.A

Australia        Bankers Trust Australia          Austraclear Limited
                 Limited,

                 through its wholly-owned
                 indirect

                 subsidiary Pendal Nominees Pty.  The Reserve Bank

                 Limited, Sydney                  Information and

                                                  Transfer System (RITS)

                                                  The Clearing House Electronic

                                                  Sub-register System

Austria          Creditanstalt-Bankverein,        Wertpapiersammelbank,
                 Vienna

                                                  division of Osterreichische

                                                  Kontrollbank

                                                  Aktiengesellschaft (OeKB)

Bangladesh       The Hongkong and Shanghai
                 Banking

                                                  Corporation, Limited, Dhaka

Belgium          Generale Bank, Brussels          Caisse Interprofessionelle

                                                  de Depots et de Virements

                                                  de Titres, S.A. (CIK)

                                                  Banque Nationale de Belgique

                                                  (BNB)

Botswana         Barclays Bank of Botswana Ltd.,

                 Gaborone, a 74.9% direct

                 subsidiary of Barclays Bank Plc

Brazil           Citibank, N.A. Sao Paulo         Systema Especial de

                                                  Liquidacao e Custodia

                                                  (SELIC); Bolsa de Valores

                                                  de Sao Paulo (BOVESPA/

                                                  CALISPA)

                                                  Companhia Brasileira de
                                                  Liquidacao

                                                  e Custodia

Canada           Royal Bank of Canada, Toronto    Canadian Depository for

                                                  Securities, Ltd., (CDS)

Chile            Citibank, N.A., Santiago         Deposito Central de

                                                  Valores, S.A. (DCV)

China-Shanghai   The Hongkong and Shanghai        Shanghai Securities Central
                 Banking

                 Corporation Limited, Shanghai    Clearing & Registration

                                                  Corporation (SSCCRC)

China-Shenzhen   The Hongkong and Shanghai        Shenzhen Securities Central
                 Banking,

                 Corporation Limited, Shenzhen    Clearing Co., Ltd. (SSCC)

Colombia         Cititrust Colombia S.A.          Deposito Central de Vlaores
                 Sociedad                         (DVC)

                 Fiduciaria, Bogota, a wholly-

                 owned subsidiary of Citibank,    Deposito Centralizado de
                 N.A.                             Valores

                                                  (DECEVAL)

Czech Republic   Ceskoslovenska Obchodni Banka,   Stredisko Cennych Pairu

                 A.S., Prague                     (SCP)

                 Czech National Bank (CNB)

Denmark          Den Danske Bank, Copenhagen      Vaerdipapircentralen, The

                 Danish Securities Center (VP)

Ecuador          Citibank, N.A., Quito

Egypt            National Bank of Egypt, Cairo    The Misr for Clearing,

                                                  Settlement and Depository
                                                  (MCSD)

Finland          Merita Bank Ltd., Helsinki       Finnish Central Securities

                                                  Depository Ltd. (CSD)

France           Banque Paribas, paris            Societe Interprofessionelle

                                                  pour la Compensation des

                                                  Valeurs Movilieres (SICOVAM)

                                                  Banque de France

Germany          Dresdner Bank AG, Frankfurt      Deutsche Borse Clearing (DBC)

Greece           National Bank of Greece S.A.,    The Central Securities

                 Athens                           Depository (Apothetirion

                                                  Titlon A.E.)

                                                  The Bank of Greece

Hong Kong        The Hongkong and Shanghai        The Central Clearing and
                 Banking

                 Corporation, Limited Hong Kong   Settlement System (CCASS)

                                                  The Central Moneymarkets Unit

Hungary          Citibank Budapest Rt.,           Central Depository and
                 Budapest, a

                 wholly-owned indirect            Clearing House (Budapest)
                 subsidiary

                 of Citibank, N.A.                Ltd. (KELER Ltd.)

India            Deutsche Bank AG, Mumbai         National Securities Depository

                                                  Limited (NSDL)

                 Hongkong & Shanghai Banking

                 Corp. Ltd., Mumbai

                 Standard Chartered Bank,

                 Mumbai

Indonesia        The Hongkong and Shanghai        Bank Indonesia
                 Banking

                 Corporation Limited, Jakarta

Ireland          Allied Irish Banks plc, Dublin   Gilt Settlement Office (GSO)

                                                  The CREST System

Israel           Bank Leumi Le-Israel, B.M.,      The Clearing House of the Tel

                 Tel Aviv                         Aviv Stock Exchange

                                                  The Bank of Israel

Italy            Banca Commerciale Italiana,      Monte Titoli S.p.A.

                 Milan

                                                  Banca d'Italia

                                                  Citibank, N.A., Milan

Japan            Sumitomo Bank, Ltd., Tokyo       Japan Securities Depository

                                                  Center (JASDEC)

                                                  Bank of Japan

Jordan           Arab Bank, plc, Amman

Kenya            Barclays Bank of Kenya Ltd.,     The Central Bank of Kenya

                 Nairobi, a 68.5% direct

                 subsidiary of Barclays Bank Plc

Malaysia         United Overseas Bank (Malaysia)  Malaysian Central Depository

                 Bhd                              Sdn. Bhd. (MCD)

                                                  Bank Negara Malasia

Mauritius        HongKong & Shanghai Banking      The Central Depository
                 Corp.

                                                  & Settlement Co., Ltd., (CDS)

Mexico           Bancomer, S.A., Institucion de   S.D. INDEVAL, S.A.

                 Banca Multiple, Grupo            (Institucion para el

                 Financiero, Mexcio City          Deposito de Valores)

                                                  Banco de Mexico

Morocco          Banque Marocaine du Commerce     MAROCLEAR

                                                  Exterieur, Casablanca

Netherlands      ABN-AMRO Bank N.V.,              Nederlands Centraal Instituut

                 Amsterdam                        voor Giraal Effectenverkeer

                                                  BV (NECIGEF)

New Zealand      The Hongkong and Shanghai        New Zealand Central
                 Banking

                 Corporation Limited,Securities

                 Depository Limited

                 Wellington                       (NZCSD) (formerly

                                                  Austraclear Ltd.)

Norway           The Euroclear System, Brussels   Verdipapirsentralen, The

                                                  Norwegian Registry of

                                                  Securities (VPS)

                                                  Christiania Bank og Kreditkasse

                                                  Olso

Pakistan         The Hongkong and Shanghai        The Central Depository
                 Banking

                 Corporation Limited, Karachi     Company of Pakistan (CDC)

Peru             Citibank, N.A., Lima             Caja De Valores (CAVALI), S.A.

Philippines      The Hongkong and Shanghai        The Philippines Central
                 Banking

                 Corporation Limited, Manila      Depository Inc.

                                                  The Book-Entry System

                                                  of the Central Bank

                                                  The Registry of Scripless

                                                  Securities of the Bureau of the

                                                  Treasury, Department of

                                                  Finance

Poland           Citibank Poland, S.A.,           The National Depository of
                 Warsaw, a

                 wholly-owned indirect            Securities
                 subsidiary

                 of Citibank, N.A.

                                                  National Bank of Poland

Portuga          Banco Espirito Santo e           Central de Valores Mobiliarios
                 Comercial

                 de Lisboa, S.A., Lisbon

Romania          ING Bank N.V., Bucharest         National Company for Clearing,

                                                  Settlement & Depository For

                                                  Securities (SNCDD)

                                                  Bucharest Stock Exchange (BSE)

Russia           Credit Suisse First Boston
                 AO, Moscow

Singapore        United Overseas Bank, Singapore  Central Depository (Pte.) Ltd.

                                                  (CDP)

                                                  The Monetary Authority of

                                                  Singapore

Slovenia         Banka Creditonstalt d.d.         Klirinsko Depotna Druzba
                 Ljubljana, a

                 99.96% owned subsidiary of

                 Creditanstalt AG

Slovak Republic  Ceskoslovenska Obchodna Banka,   Stredisko Cennych Papierov

                 A.S., Bratislava                 (SCP)

                                                  National Bank of Slovakia

                                                  (NBS)

South Africa     ABSA Bank Limited,               The Central Depository (Pty)

                 Johannesburg                     Ltd. (CD)

South Korea      The Hongkong and Shanghai        Korean Securities Depository
                 Banking

                 Corporation Limited, Seoul       (KSD)

Spain            Banco Santander S.A., Madrid     Servicio de Compensacion y

                                                  Liquidacion de Valores, S.A.

                                                  (SCLV)

                                                  Banco de Espana

Sri Lanka        The Hongkong and Shanghai        Central Depository System
                 Banking

                 Corporation Limited, Colombo     (Pvt) Limited (CDS)

Sweden           Svenska Handelsbanken,           Vardepapperscentralen, AB,

                 Stockholm                        The Swedish Central

                                                  Securities Depository

Switzerland      Union Bank of Switzerland AG     Schweizerische Effekten - Giro

                                                  AG (SEGA)

Taiwan           Central Trust of China, Taipei   Taiwan Securities Central

                                                  Depository Co. (TSCD)

                 The Hongkong and Shanghai
                 Banking

                 Corporation Limited, Taipei

Thailand         The Hongkong and Shanghai        Thailand Securities Depository
                 Banking

                 Corporation Limited, Bangkok     Company Limited (TSD)

Transnational    Cedel Bank Societe Anonyme

                 Luxembourg

Turkey           Osmanli Bankasi A.S., Instanbul  Takas ve Saklama Bankasi

                                                  A.S. (Takasbank) (TvS)

                                                  Central Bank of Turkey (CBT)

United Kingdom   Bankers Trust Company            Central Gilts Office (CGO)

                 London

                                                  Central Moneymarkets Office

                                                  (CMO)

                                                  CREST

Uruguay          Citibank, N.A. Montevideo

Venezuela        Citibank, N.A., Caracas          The Caja Venezolana de

                                                  Valores (CVV)

                                                  The Central

Zambia           Barclays Bank of Zambia Ltd.,    Lusaka Central Despitory

                 Lusaka, a wholly-owned direct    (LCD)

                 subsidiary of Barclays Bank Plc

                                                  The Bank of Zambia

Zimbabwe         Barclays Bank of Zimbabwe Ltd.,

                 Harare, a 66% direct subsidiary

                 of Barclays Bank Plc





                                                  Each of the Investment
                                                  Companies
                                                  Listed on Appendix A to the
                                                  Custodian Agreement, on
                                                  Behalf of
                                                  Each of Their Respective
                                                  Portfolios

                                                  By:       /s/John Costello
                                                  Name:        John Costello
                                                  Title:       Asst. Treasurer

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